Consent of Independent Auditors

The Board of Trustees and Shareholders of
Cova Series Trust:

We consent to the use of our report dated February 5, 1999 incorporated by reference herein this Post-Effective Amendment No. 22 to Registration Statement under the Securities Act of 1933 and to the references to our firm under the headings, "Financial Highlights" in the prospectus and "Legal Counsel and Independent Auditors" in the statement of additional information.


                                  KPMG Peat Marwick LLP

Boston, Massachusetts
April 30, 1999